                         NOTICE OF GUARANTEED DELIVERY

                                   TO TENDER
                   5% CONVERTIBLE SUBORDINATED NOTES DUE 2006
                (CUSIP 848934 AA 3, 848934 AB 1 AND 848934 AC 9)
                                       OF

                              SPORTSLINE USA, INC.

                       PURSUANT TO THE OFFER TO PURCHASE
                            DATED SEPTEMBER 21, 1999

     As set forth under the caption "The Tender Offer -- Procedures for Tendering Notes -- Guaranteed Delivery" in the Offer to Purchase dated September 21, 1999 of SportsLine USA, Inc., a Delaware corporation (the "Company") and in Instruction 1 of the related Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer Documents"), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Company's offer to purchase for cash any and all of its outstanding 5% Convertible Subordinated Notes due 2006 (the "Notes"), subject to the terms and conditions set forth in the Offer Documents, if time will not permit the Letter of Transmittal, certificates representing Notes or any other required documents to reach the Depositary on or prior to the Expiration Date, or the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. This form must be delivered by an Eligible Institution by registered or certified mail or hand delivery, or transmitted by facsimile transmission to the Depositary as set forth above. All capitalized terms used herein and not defined herein shall have the meanings set forth in the Offer to Purchase.

                    The Depositary for the Tender Offer is:

                      STATE STREET BANK AND TRUST COMPANY

           BY MAIL:                FACSIMILE TRANSMISSION:      BY OVERNIGHT COURIER OR BY HAND:
           --------                -----------------------      --------------------------------
  Corporate Trust Department            (617) 662-1452            Corporate Trust Department
          5th Floor                     (For Eligible                      5th Floor
    2 Avenue de Lafayette             Institutions Only)             2 Avenue de Lafayette
 Boston, Massachusetts 02111         CONFIRM BY TELEPHONE         Boston, Massachusetts 02111
    Attn: MacKenzie Elijah              (617) 662-1525              Attn: MacKenzie Elijah

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of Notes specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under the caption "The Tender Offer -- Procedures for Tendering Notes -- Guaranteed Delivery."

     The undersigned understand(s) that tenders of Notes may be withdrawn by written notice of withdrawal received by the Depositary at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date. In the event of a termination or withdrawal by the Company of the Tender Offer, the Notes tendered pursuant to the Tender Offer will be returned to the tendering Holders promptly (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered).

     The undersigned understand(s) that payment by the Depositary for Notes tendered and accepted for payment pursuant to the Tender Offer will be made only after timely receipt by the Depositary of such Notes (or Book-Entry confirmation of the transfer of such Notes into the Depositary's account at DTC) and Letter of Transmittal (or a manually signed facsimile copy thereof) with respect to such Notes properly completed and duly executed with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under the Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

                            PLEASE SIGN AND COMPLETE
 Signature(s) of Registered Holder(s) or Authorized Signatory:
                                                               ----------------

 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Name(s) of Registered Holder(s):
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Principal Amount of Notes Tendered:
 ------------------------------------------------------------------------------
 Certificate No.(s) of Notes
 (if available)

 Date:
 ------------------------------------------------------------------------------
 Address:
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Area Code and Telephone No.
 -------------------------------------------------------------------------------
 If Notes will be delivered by book-entry transfer, check the box below:

 [ ] The Depository Trust Company

 Depository Account No.
 ------------------------------------------------------------------------------

      This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificate(s) for Notes or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of Notes, or by person(s) authorized to become Holders by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

 Name(s):
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Capacity:
 ------------------------------------------------------------------------------
 Address(es):
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------

      DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                    GUARANTEE

                    (Not to Be Used for Signature Guarantee)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Notes tendered hereby within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) represents that such tender of Notes complies with the Exchange Act and (iii) guarantees that the Notes tendered hereby in proper form for transfer (pursuant to the procedures set forth in the Offer to Purchase under the caption "The Tender Offer -- Procedures for Tendering
Notes -- Guaranteed Delivery"), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Depositary at its address set forth above within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Notes to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
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Authorized Signature:
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Title:
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Address:
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                                   (Zip Code)

Area Code and Telephone Number:
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